February 24, 1998


Beta Oil & Gas, Inc.
901 Dove Street, Suite 230
Newport Beach, California 92660

Attn:    Mr. R. T. Fetters

         Re:      Joint Exploration Agreement

Dear Mr. Fetters:

The purpose of this Joint Exploration Agreement (this "Agreement") is to set forth the agreements between Rozel Energy, L.L.C. ("Rozel") and Beta Oil & Gas, Inc. ("Beta"), with respect to Beta providing certain funding to Rozel for the acquisition of oil and gas leases in exchange for Beta receiving from Rozel the right to participate for a working interest in prospects generated on such leases. The following numbered paragraphs of this Agreement reflect our agreement regarding this matter.

1. Lease Acquisition Funding by Beta. Beta shall provide lease acquisition funds (the "Lease Acquisition Funds") to Rozel for Rozel's use in the acquisition of state and federal oil and gas leases within the area outlined on Exhibit "A" attached hereto and made a part hereof (the "Program Area"), pursuant to the following terms:

         (a) Beta shall provide a total of $3,000,000 (the "Total Commitment") to Rozel for a period of one (1) year commencing March 1, 1998 and ending February 28, 1999 (the "Commitment Period"), which Total Commitment includes any overhead reimbursement fees paid by Beta to Rozel pursuant to Section 2(c) below.

(b) As part of the Total Commitment, Beta shall provide a minimum of $750,000, and a maximum of $1,000,000 for Rozel to utilize in the March 18, 1998, federal lease sale. If Beta provides more than $750,000 to Rozel, and the amount over $750,000 (the "Excess Amount") is not utilized in the acquisition of a federal lease due to bid rejection, then Rozel immediately shall reimburse the Excess Amount to Beta. Any remaining amount shall be retained by Rozel in the Account described in
                  Section 5 below for Rozel's use in state lease sales pursuant to Section 1(c).

         (c) The remaining balance of the Total Commitment that is not utilized in the March 15, 1998, federal lease sale, shall be provided by Beta to Rozel for Rozel to utilize in state lease acquisitions during the Commitment Period. Beta's commitment hereunder shall not require Beta to provide more than $750,000 during any one quarter of the Commitment Period on a cumulative basis (for example, at the conclusion of June 1998 the required cumulative amount provided by Beta shall not exceed $1,500,000, and at the end of September 1998 the required cumulative amount provided by Beta shall not exceed $2,250,000).

         (d) Notwithstanding anything herein to the contrary, Rozel's bidding on and any acquisition of any federal or state leases shall be in Rozel's sole discretion, including, without limitation, Rozel's determination of the leases on which Rozel bids and the amounts of such bids.

2. Right to Participate in Prospects. In consideration for Beta providing the lease acquisition funds pursuant to the Total Commitment as described in Section 1 hereof, Beta shall have the right to review all Prospects (as hereinafter defined) generated by Rozel within the Program Area on leases acquired by Rozel utilizing Lease Acquisition Funds, and the right (but not the obligation) to participate on a Prospect-by-Prospect basis in such Prospects, on the following terms and conditions:

         (a) Upon Rozel's acquisition of a leasehold interest utilizing Lease Acquisition Funds and Beta's election to participate in a Prospect generated by Rozel on such leasehold, and if at least a 25% WI was available for acquisition by Rozel, Beta shall pay 12.5% of all WI (as hereinafter defined) costs through the wellhead of the initial test well on such Prospect, and shall earn a 9.375% WI for such initial test well on such Prospect. Thereafter, Beta shall have a 9.375% WI in all future activities on such Prospect, including, without limitation, platform construction, pipeline installation and any additional drilling on such Prospect. Upon Beta's election to participate in a Prospect, Beta shall enter into an operating agreement with Rozel and the other participants in such Prospect. In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of such operating agreement, the terms and provisions of this Agreement shall govern. The BIWI and the ORI described in Section 2(c) shall not be subject to or bound by any security interests, liens, encumbrances, forfeiture provisions, burdens, obligations or other provisions limiting or diminishing the value of such interests which arise under or pursuant to such operating agreement.

         (b) If less than a 25% WI is available for acquisition by Rozel on a Prospect, Beta shall have the right to participate for 50% of the WI that is available to Rozel on the same basis as in the preceding Section 2(a) (i.e., on a one-third for one-quarter basis). If more than a 25% WI is available for acquisition by Rozel on a Prospect, and Rozel elects, in its sole discretion, to make any portion of such excess WI available to Beta, Beta may (but is not obligated to) elect to participate for such additional WI on the same basis as in the preceding Section 2(a).
         (c) Beta's WI shall be subject to its proportionate share of all lease burdens, including, without limitation, (i) the landowner's royalty, any overriding royalties, and any other royalties or other encumbrances and burdens that affect the leasehold interest, and (ii) the reservation by Rozel of a back-in after payout Working Interest (the "BIWI") equal to 6.25% of 8/8ths WI, proportionately reduced, and the ORI (as hereinafter defined), each of which shall be reserved to Rozel or its designee. Payout of the BIWI shall occur with respect to each Prospect on the date on which the Prospect Revenues (as hereinafter defined) equal Prospect Expenses (as hereinafter defined).

         (d) For each Prospect in which Beta elects to participate, Beta shall pay $50,000 per one-eighth WI of Beta (or prorated portion thereof) to Rozel as a fixed overhead reimbursement to Rozel. Pursuant to Section 1(a) hereof, such overhead reimbursements by Beta to Rozel shall be deducted from the Total Commitment.

         (e) Upon the acquisition of any lease by Rozel utilizing Lease Acquisition Funds under this Agreement, there shall immediately be created an AMI (as hereinafter defined) with respect to the Prospect on such lease, without further action by the parties. Provided Beta participates for its WI in the initial test well on such Prospect pursuant to Section 2(a), Beta shall thereafter have the right to participate for its WI in any subsequent lease acquisitions within such AMI. Likewise, if Beta participates in the initial test well on a Prospect, or if Beta has reviewed any geophysical, geologic, or other information provided by Rozel describing such Prospect, Beta shall not acquire any direct or indirect interest in any lease or well within such AMI. If Beta acquires such an interest within the AMI in violation of the foregoing provision, in addition to Rozel's other rights and remedies at law or in equity, Rozel shall have the right to require that Beta convey all such rights to Rozel in exchange for payment by Rozel to Beta of the direct out-of-pocket costs that Beta paid to acquire such interest. Upon any such conveyance by Beta to Rozel, Beta shall retain its rights described in this Agreement to acquire its WI in such leasehold interest.

3. Utilization of Lease Acquisition Funds. Rozel shall utilize the Lease Acquisition Funds solely for the acquisition of state and/or federal oil and gas leases within the Program Area. If Rozel acquires any federal or state leases within the Program Area in lease sales during the Commitment Period, Rozel shall utilize the Lease Acquisition Funds available in the Account. If adequate Lease Acquisition Funds are not available to Rozel in the Account for any reason, and as a result Rozel acquires state or federal oil and gas leases without utilizing Lease Acquisition Funds, Beta shall have no rights, and Rozel shall have no obligations to Beta, regarding any Prospect generated with respect to such state and federal oil and gas leases. Any Lease Acquisition Funds that are expended by Rozel on Prospects in which Beta elects not to participate in the initial test well, shall be repaid to the Account described below (or directly to Beta if the Commitment Period has expired) if and when Rozel either sells its interest in or drills the Prospect, whichever occurs first.

4. Prospects. Rozel shall have sole responsibility for the generation of Prospects, and to the extent it generates Prospects, Rozel shall keep Beta informed on a timely basis of such developments. Upon Rozel utilizing Lease Acquisition Funds to acquire a Prospect to Beta, Rozel shall allow Beta to review at Rozel's office such Prospect, subject to Beta entering into a mutually acceptable form of confidentiality agreement with Rozel. Rozel shall notify Beta in writing with a description of the proposed initial test well on any Prospect in which Beta has the right to participate hereunder. Beta shall notify Rozel in writing of Beta's election to participate in such initial test well for Beta's WI within two weeks of Beta's receipt of such notice from Rozel. If Beta fails to so notify Rozel within such two-week period, Beta shall be deemed to have elected not to participate in such initial test well. If Beta participates in such initial test well, the drilling of any subsequent wells shall be pursuant to the terms of the applicable operating agreement for such Prospect.

5. Lease Acquisition Fund Account. Upon execution of this Agreement, Beta shall set up an interest bearing account (the "Account") with Bank One in Lafayette, Louisiana, in the name of Rozel. Beta shall establish and maintain a minimum balance of $100,000 in this account beginning on or before April 15, 1998. To the extent additional funds are required for a lease acquisition by Rozel, subject to Beta's limits on its commitments hereunder, Beta shall wire transfer the required funds to the Account within fifteen days of Rozel's request, or within such shorter period which Rozel may request based on the availability of the applicable lease. Subject to the obligation of Rozel to return any Excess Amount (as described in Section 1(b) hereof), any funds withdrawn by Rozel from the Account for lease acquisition purposes that are not expended at either a federal or state lease sale, shall be immediately deposited back into the Account. Notwithstanding anything herein to the contrary, if Rozel acquires a state or federal oil and gas lease without utilizing any Lease Acquisition Funds, because the Total Commitment has been reached, the quarterly commitment limit of $750,000 has been reached, or Beta fails for any reason to place sufficient funds in the Account, Beta shall have no rights with respect to such lease or any Prospects developed thereon.

6.       Miscellaneous.

         (a) For purposes of this Agreement, in addition to the other terms defined herein, the following terms shall have the following respective meanings:

                  (i) "AMI" means an area of mutual interest encompassing the surface area comprising a Prospect and the surface area within a distance of one and one-half miles beyond the outside boundary of such Prospect; provided, however, that an AMI shall not include Blocks 9 and 10, Eugene Island Area, Blocks 41, 43, and 67, Ship Shoal Area, and Block 15, Grand Isle Area, and any area contained within the boundaries of a then existing AMI.

                  (ii) "NRI" means, with respect to any leasehold interest, the interest in and to all production of oil, gas and other minerals produced, saved or sold from, under or by virtue of such leasehold interest after giving effect to all valid lessor royalties, overriding royalties, production payments, carried interests and other encumbrances or charges against production therefrom.

                  (iii) "ORI" means the overriding royalty interest of Rozel, or its designee, in and to oil, gas and other minerals produced from any leasehold interest, free of the expenses of production and operation, other than processing or transportation costs, which interest shall burden Beta's WI in such leasehold interest. The ORI shall be reserved by Rozel in all leasehold interests as follows:

                                    (1)     If the NRI to all  owners  of the WI
                                            in the leasehold interest is greater
                                            than or  equal  to  83%,  the ORI on
                                            such leasehold  interest shall be 4%
                                            of 8/8ths,  proportionately  reduced
                                            to  Beta's  WI  in  such   leasehold
                                            interest.

                                    (2)     If the  total  NRI to all  owners of
                                            the WI in the leasehold  interest is
                                            greater  than  or  equal  to 76% and
                                            less  than  83%,  the  ORI  on  such
                                            leasehold  interest  shall  be 3% of
                                            8/8ths,  proportionately  reduced to
                                            Beta's   WI   in   such    leasehold
                                            interest.

                                    (3)     If the  total  NRI to all  owners of
                                            the WI in the leasehold  interest is
                                            less  than  76%,  the  ORI  on  such
                                            leasehold   interest  shall  be  the
                                            greater  of (a) 2% of  8/8ths or (b)
                                            the  difference  between  the NRI to
                                            the   owners  of  the  WI  and  73%,
                                            proportionately reduced to Beta's WI
                                            in such leasehold interest.

                  (iv) "Prospect" means an area within the Program Area which Rozel has analyzed and is believed to contain one or more geological structures which are believed to have the potential of producing oil, gas and/or other minerals in commercial quantities and which is designated as a "Prospect" by Rozel.

                  (v) "Prospect Expenses" means as to each Prospect, the aggregate third party and direct overhead costs and expenses incurred by Beta in connection with the acquisition, ownership and development of such Prospect, including, without limitation, the costs and expenses associated with acquiring the leasehold interest within the Prospect Area. Prospect Expenses also shall include exploring such leasehold interests for minerals (including, without limitation, the cost of drilling one or more wells) and developing minerals from the Prospect Area (including, without limitation, all drilling and operating costs incurred with respect to such Prospect).
                  (vi) "Prospect Revenues" means as to each Prospect, the aggregate gross proceeds received by Beta from production attributable to wells on such Prospect, less and after deducting from such gross proceeds Beta's share of (1) all burdens on production in existence at the time the first well is spudded on such Prospect (including the ORI but excluding any burdens not affecting the interests, if any, held by
                           Beta), attributable to the wells on such Prospect and paid after the date on which Beta acquires an interest in such Prospect, and (2) all ad valorem, excise, production, severance and like taxes incurred after the first well is spudded on such Prospect.

                  (vii) "WI" means working interest, which is the percentage interest that an owner of an oil, gas or other mineral lease must contribute to, or be liable for, production and operating expenses of such oil, gas or other mineral lease. A WI owner is entitled to share in revenue from such oil, gas or other mineral lease equal to its WI less all burdens attributable to such owner's WI.

         (b) If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been a part hereof. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to any conflict of law rules or provisions.

         (c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supercedes all previous communications, representations or agreements, whether oral or written, with respect to the subject matter herein. No agreement or understanding varying or extending the terms hereof will be binding on either party unless in writing and executed by an authorized representative of each party. A benefit, right or duty provided by this Agreement shall be deemed waived only when expressly agreed in writing between the parties. The waiver of one instance of any act, omission, condition or requirement shall not constitute a continuing waiver unless specifically stated in the aforesaid written waiver.

         (d) This Agreement is not intended to create, nor shall it be construed as creating, any mining partnership, joint venture or other partnership, or any agency relationship between Beta and Rozel or their employees or representatives.

Please have an authorized representative of Beta sign this Agreement in the space provided below to confirm the agreements set forth herein and return a signed copy to the undersigned.

                                                     Very truly yours,

                                                     ROZEL ENERGY, L.L.C.

                                                     /s/
                                                     By:
                                                     C. William Rogers, Manager







ACKNOWLEDGED AND AGREED
effective this ___ day of February, 1998

BETA OIL & GAS, INC.

By:/s/
Name:R. Thomas Fetters
Title:Director

                                    EXHIBIT A
                                       to
       ROZEL (TRANSITION ZONE) PROSPECT AGREEMENT, DATED FEBRUARY 24, 1998
                       (CONFIDENTIAL TREATMENT REQUESTED)